DATED December 8th 2024

(1) ABUNDIA GLOBAL IMPACT GROUP LLC

(2) PORT HOUSE CONSULTANTS LIMITED

SERVICE AGREEMENT

CONSULTANCY AGREEMENT BETWEEN:

This Services Agreement ("Agreement") is entered into on this the 1st day of November, 2024 ("Effective Date") by and between Abundia Global Impact Group LLC, 48 Wall Street, 11th Floor, New York, New York 10005 ("Abundia") and PORT HOUSE CONSULTANTS LTD., 26A Academy Court, Ireland ("Consultant"), who are also referred to in this Agreement as "Party" in the singular and/or "Parties" in the plural."

1 INTRODUCTION

1.1 The Client has requested, and the Consultant Company has agreed, to provide the Services (as defined below) for the duration of and on the terms and conditions set out in this Agreement.

2 INTERPRETATION

2.1 In this Agreement, unless the context otherwise requires:

"Confidential Information" means all information, details and data of any kind (in any form and however stored and whether or not marked as confidential) not in the public domain (or which is in the public domain as a result of unauthorised disclosure by the Consultant Company or any Nominated Personnel concerning the business, products, affairs and/or finances of the Client or Client Group Company, or any partners, joint ventures, customers, clients, investors or suppliers of the Client or Client Group Company for the time being confidential and which the Consultant Company, or the Nominated Personnel shall have gained knowledge in the course of or in connection with the provision of the Services under this Agreement, including (without limitation) all information and trade secrets that the Consultant Company or the Nominated Personnel create, develop, receive or obtain in connection with the provision of the Services,;

"Deemed Employment" means an engagement to which section 61M(d) of the Income Tax (Earnings and Pensions) Act 2003 applies

"Group" means the Client and any holding company and any subsidiary company (from time to time) of the Client (wherever incorporated or established) and any subsidiary of any such holding company, and "**Client Group Company**" shall be construed accordingly. The expressions "**holding company**" and "**subsidiary**" in relation to a company mean a "holding company" and "subsidiary" as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee;

"Nominated Personnel" means Mr Edward Gillespie;

"Services" means the provision of an individual to act as Chief Executive Officer

2.2 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.3 A 'person' shall include any company, corporation, firm, partnership, joint venture, unincorporated association, organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall include a reference to each of them.

2.4 Any reference to a statutory provision is a reference to that provision as for the time being re-enacted, amended, modified or extended.

3 PROVISION OF THE SERVICES

Commencement and Term

3.1 The Client engages the Consultant Company to provide the Services, and the Consultant Company undertakes to provide the Services, on the terms and conditions of this Agreement from November 1st, 2024 (the "**Commencement Date**").

3.2 Without prejudice to any term of this Agreement providing for earlier termination, this Agreement shall continue until terminated in accordance with clause 8 (Termination).

3.3 For the avoidance of doubt, the engagement of the Consultant Company by the Client under this Agreement does not create any mutual obligation on either party to offer or accept any further engagement beyond the terms of the Agreement, and no continuing relationship shall be created nor implied.

Personnel

3.4 Subject to and conditional upon clause 3.6, the Consultant Company shall supply the Nominated Personnel to assist in providing the Services to the Client.

3.5 The Consultant Company shall provide the Client with a telephone number or other means of communication by which the Consultant Company, and the Nominated Personnel carrying out the Services from time to time may be contacted most easily on the quickest possible notice.

Warranties, conditions and undertakings

3.6 Use of the Nominated Personnel is subject and conditional upon:

(a) the Nominated Personnel being engaged or employed by the Consultant Company;

(b) the Nominated Personnel having all necessary and appropriate skills, qualifications and experience to provide or assist in providing the Services; and

(c) the Nominated Personnel entering into a valid confidentiality undertaking and valid assignment of all existing and future Intellectual Property Rights (as defined in clause 7) directly with the Consultant Company on terms acceptable to the Client.

3.7 The Consultant Company warrants that:

(a) neither it, nor the Nominated Personnel are or will be in breach of any terms, duties or obligations under any previous or other agreement relating to their employment or engagement with any third party;

(b) It, and the Nominated Personnel have sufficient time, expertise and experience available to provide the Services to a good professional standard;

(c) It shall, and shall procure that the Nominated Personnel shall, in relation to the provision of Services, at all times comply with all legal duties, obligations and requirements (statutory or otherwise) and with clauses 3.10 – 3.12 below;

(d) It is not, nor will it prior to the termination of this Agreement, become a managed service company within the meaning of section 61B of the Income Tax (Earnings and Pensions) Act 2003.

Duties and obligations

3.8 The Consultant Company shall:

(a) have full control over the provision of the Services, and be entitled to decide the location and method of the provision of the Services and the hours of work of the Nominated Personnel;

(b) be entitled to carry out all work involved in providing the Services subject only to the professional judgement of the Consultant Company and of the Nominated Personnel;

3.9 Notwithstanding clause 3.8(a), unless prevented by incapacity, illness or injury, or with the prior agreement of the Client, the expectation is that the Consultant Company shall provide the Nominated Personnel for such hours as are reasonably required for the purposes of carrying out the Services. The Consultant Company shall advise the Client as soon as reasonably practicable if it is unable to provide the Services due to illness or injury of the Nominated Personnel.

3.10 The Consultant Company shall and, shall procure that the Nominated Personnel shall, during the continuance of and subject to the remaining terms of this Agreement:

(a) devote such time, care, attention and skill to diligently and competently provide the Services to a standard which is satisfactory to the Client;

(b) use best endeavours to promote the interests of the Client and any Client Group Company, including taking all reasonable steps to inform the Client of any business opportunities relating to any business of the Client or of any Client Group Company as soon as practicable after such opportunities shall have come to its or their knowledge;

(c) keep such records of work carried out in provision of the Services as the Client may reasonably require; and

(d) promptly (in writing, if so requested) give to such person as the Client may nominate all such information and reports as the Client may reasonably require in connection with the Services.

3.11 The Consultant Company, and the Nominated Personnel shall not, except with the prior written consent of the Client:

(a) bind or hold itself or themselves out as being able to bind the Client to any contract;

(b) create or hold itself or themselves out as being able to create any liability against the Client in any way;

(c) instruct or allow the Nominated Personnel to hold themselves out as an employee or officer of the Client or to hold themselves out or bind the Client as set out in sub-clauses (i) and (ii) above;

(d) incur any expenditure in the name of or on account of the Client

3.12 The Consultant Company, and the Nominated Personnel will at their own expense provide all equipment, materials and resources necessary to enable the Services to be provided by the Consultant Company under this Agreement, including without limitation, business equipment, computer hardware and software, telephones and stationery.

Other activities

3.13 Nothing in this Agreement shall prevent the Consultant Company, or the Nominated Personnel from being engaged, concerned or having any financial interest in any capacity whatsoever (including without limitation as agent, consultant, director, employer, owner, partner, or

shareholder) in any other business, trade, profession or occupation during the continuance of this Agreement, provided that:

(a) such activity does not cause a breach of any of the Consultant Company's obligations under this Agreement;

(b) any such activity does not relates to a business which is similar to or in any way competitive with the business of the Client or of any Client Group Company;

(c) any such activities would, in the reasonable opinion of the Client, conflict with obligations of the Consultant Company, or Nominated Personnel regarding the provision of the Services; and

(d) during the continuance of this Agreement the Consultant Company shall (and shall procure that the Nominated Personnel shall) give priority to the provision of the Services to the Client over any other business activities which the Consultant Company, or Nominated Personnel may wish to propose to undertake.

or where the Consultant Company, or Nominated Personnel has prior written consent of the Client.

4 TENSURE AND COMPENSATION

Tensure

4.1 The consultant has been operating as the Chief Executive Officer since April 1st, 2020.

Compensation

4.2 During the term of this Agreement, the Consultant shall receive compensation of $22,500 per month, with an additional bonus of up to 25% based on performance metrics mutually agreed upon by the Parties. Following the completion of the next funding round, compensation will increase to $30,000 per month with a potential bonus of up to 100% cash and/or equivalent stock.

Expenses

4.3 The Client shall reimburse the Consultant Company for all expenses properly and reasonably incurred by it, or the Nominated Personnel, subject to the Consultant Company providing the Client with adequate evidence of these having been incurred.

Invoicing

4.4 The Consultant Company shall submit invoices to the Client at monthly intervals on the last working day of each month for any fees payable under clause **Error! Reference source not found.** and for any expenses payable under clause 4.3.

4.5 Should the Client be required by law to deduct income tax and national insurance contributions from any fees payable under clause **Error! Reference source not found.**, the Client shall inform the Consultant Company of any deadline by which invoices must be submitted to ensure that it can be included in the next payroll, and payment shall be made to the Consultant Company having made the deductions as required by law.

4.6 Together with such additional information as the Client may from time to time reasonably require, each invoice submitted to the Client shall clearly show:

(a) In respect of fees claimed:

(i) the period in respect of which the invoice is issued; and

(ii) the total amount payable; and

(b) In respect of any expenses claimed:

(i) the date on which the expense was incurred;

(ii) the reason for incurring the expense;

(iii) and the amount being claimed; and

(iv) together with a receipt or other appropriate evidence of payment.

4.7 In consideration of the provision of the Services by the Consultant Company, the Client shall pay each of the Consultant Company's invoices within 60 days of receipt of the invoice and, in respect of any expenses payable, within 60 days of receipt of such invoice or of adequate evidence of purchase as required under clause 4.6, whichever is the later.

5 CONSULTANT LIABILITY

5.1 The Consultant Company shall be liable for any breach of this Agreement and for all its acts or omissions in the course of providing the Services and for those of the Nominated Personnel involved at any time in the provision of the Services, and shall indemnify and keep indemnified the Client against any loss or damage arising at any time from such acts or omissions, including (but not limited to) losses or expenses resulting from personal injury or property damage and including (but not limited to) any claims, demands, actions or proceedings in which the Client is a named party.

6 CONFIDENTIALITY AND RECORDS

6.1 The Consultant Company acknowledges that in the course of providing Services under this Agreement, it, and the Nominated Personnel will have access to Confidential Information.

6.2 The Consultant Company shall not (and shall procure that the Nominated Personnel shall not) at any time both during the continuance of and after the termination of this Agreement (without limitation in time):

(a) use, divulge or reveal to any person, firm or corporation, any Confidential Information which may come to its or their knowledge during the provision of the Services or the continuance of this Agreement;

(b) use or attempt to use any Confidential Information for its or their own purposes or for any purposes other than the purposes of the Client or any Client Group Company, its or their business or the provision of the Services;

(c) use or attempt to use any Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Client or any Client Group Company or its or their business, or may be likely so to do; or

(d) cause or bring about (including through any failure to exercise reasonable care and diligence) any unauthorised disclosure of any Confidential Information that it or they shall come to know or have received or obtained at any time (before or after the date of this Agreement).

6.3 The Consultant Company shall (and shall procure that the Nominated Personnel shall) at all times both during the continuance of and after the termination of this Agreement (without limitation in time):

(a) use all best endeavours to prevent the publication or disclosure of any Confidential Information in any way or any form; and

(b) keep with complete secrecy all Confidential Information entrusted to the Consultant Company, or the Nominated Personnel.

6.4 The restrictions contained in clauses 6.2 and 6.3 shall not apply to any information or knowledge to the extent that it:-

(a) is used or disclosed in the proper performance of its or their duties under this Agreement;

(b) comes into the public domain other than through unauthorised disclosure in breach of this clause 6;

(c) is authorised in advance in writing by the Client; or

(d) is required or requested to be divulged by any court, tribunal, or governmental authority, law enforcement agency, or regulatory body with competent jurisdiction.

6.5 The Consultant Company shall (and shall procure that the Nominated Personnel shall):

(i) not (without the prior written authority of the Client and other than during the normal course of the provision of the Services) retain possession of any documents, memoranda, records or other media on which any Confidential Information is recorded or stored (whether in hard copy or soft copy);

(ii) return to the Client on demand and in any event on the termination, whether lawful or otherwise, of this Agreement all documents, records and other equipment and media containing Confidential Information and all copies thereof, and destroy any other articles, documents, material or records derived from such documents or articles containing such Confidential Information; and

(iii) on request from the Consultant Company, promptly provide written confirmation that no copy of the Confidential Information or any part of it remains in the power, possession, custody or under the control of the Consultant Company or the Nominated Personnel.

6.6 The Client has the right to prevent the use or copying of all or any part of any document or other article containing any Confidential Information and the Consultant Company shall (and shall procure that the Nominated Personnel shall) immediately notify the Client of any suspected or actual unauthorised use, copying or disclosure of any Confidential Information by any person.

6.7 The obligations set out in this clause 6 and shall survive the termination, whether lawful or otherwise, of this Agreement.

7 INTELLECTUAL PROPERTY

7.1 In this clause, unless the context otherwise requires:

"**Works**" means all records, reports, documents, papers, drawings, designs, transparencies, photos, graphics, logos, typographical arrangements, software, and all other materials in whatever form, including but not limited to hard copy and electronic form, prepared by the Consultant Company, or the Nominated Personnel in the provision of the Services;

"**Invention**" means any invention, idea, discovery, development, improvement or innovation made by the Consultant Company, or the Nominated Personnel in the provision of the Services, whether or not patentable or capable of registration, and whether or not recorded in any medium;

"**Intellectual Property Rights**" means patents, rights to inventions, copyright and related rights, moral rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which may now or in the future subsist in any part of the world.

7.2 The Consultant Company hereby assigns to the Client all existing and future Intellectual Property Rights in all Works and Inventions and all materials embodying such Intellectual Property Rights to the fullest extent permitted by law. Insofar as they do not so vest automatically by operation of law or under this Agreement, the Consultant Company holds legal title to such Intellectual Property Rights in all Works and Inventions on trust for the Client.

7.3 The Consultant Company warrants to the Client that:

(a) it has obtained (or will seek to obtain, as appropriate) from the Nominated Personnel prior to any of them commencing work, a written and valid assignment of all existing and future Intellectual Property Rights in the Works and Inventions and of all materials embodying such rights and a written irrevocable waiver of all the Nominated Personnel's statutory moral rights in the Works and Inventions, to the fullest extent permissible by law;

(b) it will provide to the Client a copy of this assignment prior to the date on which the Nominated Personnel commence work; and

(c) the Nominated Personnel have agreed in writing to hold on trust for the Consultant Company any such rights in which the legal title has not passed (or will not pass) to the Consultant Company.

7.4 The Consultant Company undertakes, and shall procure that the Nominated Personnel undertakes:

(a) to notify to the Client in writing full details of any Inventions promptly on their creation;

(b) to keep confidential details of all Works and Inventions;

(c) whenever requested to do so by the Client and in any event on the termination of the engagement of the Consultant Company hereunder, promptly to deliver to the Client all correspondence, documents, papers and records on all media (and all copies or abstracts of them), recording or relating to any part of the Works and Inventions and the process of their creation which are in his possession, custody or power;

(d) not to register nor attempt to register any of the Intellectual Property Rights in the Works, nor any of the Inventions, unless requested to do so by the Client (and then to only do so in accordance with the Client's instructions); and

(e) to do all acts necessary to confirm that absolute title in all Intellectual Property Rights in the Works and the Inventions has passed, or will pass, to the Client.

7.5 The Consultant Company warrants to the Client that:

(a) neither it, nor the Nominated Personnel have given and will not give permission to any third party to use any of the Works or the Inventions, nor any of the Intellectual Property Rights in the Works;

(b) neither it, nor the Nominated Personnel is aware of any use by any third party of any of the Works or Intellectual Property Rights in the Works; and

(c) the use of the Works or the Intellectual Property Rights in the Works by the Client will not infringe the rights of any third party.

7.6 The Consultant Company agrees to fully indemnify the Client and keep it indemnified at all times against all or any costs, claims, damages or expenses incurred by the Client, or for which the Client may become liable, with respect to any intellectual property infringement claim or other claim relating to the Works or Inventions supplied by the Consultant Company to the Client during the course of providing the Services. The Consultant Company shall maintain adequate liability insurance coverage and ensure that the Client's interest is noted on the policy, and shall

supply a copy of the policy to the Client on request. The Client may at its option satisfy such indemnity (in whole or in part) by way of deduction from any payments due to the Consultant Company.

7.7 The Consultant Company waives any moral rights in the Works to which he is now or may at any future time be entitled under Chapter IV of the Copyright Designs and Patents Act 1988 or any similar provisions of law in any jurisdiction, including (but without limitation) the right to be identified, the right of integrity and the right against false attribution, and agrees not to institute, support, maintain or permit any action or claim to the effect that any treatment, exploitation or use of such Works or other materials, infringes the Consultant Company's moral rights.

7.8 The Consultant Company acknowledges that, except as provided by law, no further fees or compensation other than those provided for in this Agreement are due or may become due to the Consultant Company in respect of the performance of its obligations under this clause 7.

7.9 The Consultant Company undertakes, at the expense of the Client, at any time either during or after the engagement of the Consultant Company pursuant to this Agreement, to execute all documents, make all applications, give all assistance and do all acts and things as may, in the opinion of the Client, be necessary or desirable to vest the Intellectual Property Rights in, and to register them in, the name of the Client and to defend the Client against claims that works embodying Intellectual Property Rights or Inventions infringe third party rights, and otherwise to protect and maintain the Intellectual Property Rights in the Works and the Inventions. The Consultant Company confirms that the Nominated Personnel have given written undertakings in the same terms to the Consultant Company.

7.10 The Consultant Company hereby irrevocably appoints the Client to be its attorney to execute and do any such instrument or thing and generally to use its name for the purpose of giving the Client or its nominee the benefit of this clause 7 and acknowledges in favour of a third party that a certificate in writing signed by any director or the secretary of the Client that any instrument or act falls within the authority conferred by this clause 7 shall be conclusive evidence that such is the case.

8 DURATION AND TERMINATION

8.1 This Agreement shall commence on the Commencement Date and, subject to clause 8.2 below, shall continue until terminated by either party giving to the other not less than 90 days prior written notice. The Agreement will end at the expiration of the notice period, unless mutually agreed to end sooner. In the event of termination without cause, the Consultant shall be entitled to a severance package equivalent to twelve months compensation, prorated bonuses, and accelerated vesting of any stock options as applicable.

8.2

8.3 The Client may immediately terminate this Agreement by giving notice to that effect without any liability to make any further payment (save in respect of any fees or expenses accrued up to the date of termination) where:

(a) The Consultant Company fails to procure that the Nominated Personnel enter into any direct contractual obligations with the Client as required under this Agreement;

(b) in the Client's opinion the Consultant Company or the Nominated Personnel commits any serious or repeated or persistent breach or non-observance of any obligation to the Client or any Client Group Company;

(c) in the Client's opinion the Nominated Personnel commit any serious or repeated or persistent breach or non-observance of any obligation to the Client or any Client Group Company or conduct themselves in such a way that the terms of this Agreement would have been so breached had the Nominated Personnel contracted on such terms directly;

(d) the Consultant Company or the Nominated Personnel refuse or neglect to comply with any reasonable and lawful directions of the Client;

(e) the Consultant Company or the Nominated Personnel are, in the reasonable opinion of the Client, negligent or incompetent in the performance of the Services;

(f) the Consultant Company has become insolvent or is threatened by insolvency, makes a resolution for its winding up, makes an arrangement or composition with its creditors, or makes an application to a court of competent jurisdiction for protection from its creditors, or, in relation to the Consultant Company an administration or winding-up order is made, or an administrator or receiver is appointed;

(g) the Nominated Personnel have been declared bankrupt, or made any arrangement with or for the benefit of their creditors, or are subject to any form of insolvency proceeding, procedure or order;

(h) the Consultant Company or the Nominated Personnel are convicted of a criminal offence (other than an offence under any road traffic legislation in the UK or elsewhere for which a custodial penalty is not imposed);

(i) the Consultant Company, or the Nominated Personnel have committed a material breach of applicable laws or regulatory provisions, which would lead to sanctions from any applicable regulatory authority, including any tax authority;

(j) the Consultant Company or the Nominated Personnel breaches the obligations in clause 3.10;

(k) the Consultant Company, or the Nominated Personnel commit any fraud or dishonesty or act in a manner which in the opinion of the Client brings or is likely to bring the Consultant Company or the Nominated Personnel, the Client or any Client Group Company into disrepute or is materially adverse to the interests of the Client or any Client Group Company; or

(l) the provision of Services under this Agreement are determined by the Client, or subsequently by HMRC, to be Deemed Employment.

8.4 Any delay by the Client in exercising such right of termination shall not constitute a waiver thereof and the exercise by the Client of such right shall be without prejudice to any other remedy it may have.

Obligations on and after termination

8.5 The Consultant Company shall not (and shall procure that the Nominated Personnel shall not) after termination of this Agreement:

(a) represent itself or themselves or permit itself or themselves to be represented as being connected with or a successor to the Client or any Client Group Company or its or their business, respective businesses or as acting on behalf of the Client or any Client Group Company;

(b) represent, promote, advertise or refer to its or their previous connection with the Client or any Client Group Company in such a way as to seek to utilise any goodwill of the Client or any Client Group Company; or

(c) carry on, cause or permit to be carried on any business under or using any name, style, logo, image which is, has been, or might be used by the Client or any Client Group Company or which is calculated to cause confusion with such a name, style, logo or image or infer a connection with the Client or any Client Group Company.

8.6 Upon termination of this Agreement (howsoever arising) the Consultant Company shall and (shall procure that the Nominated Personnel shall), in addition to the obligations in clause 6.5 (return of confidential materials):

(a) provide such information, assistance and co-operation as the Client may reasonably request, including the handover of any ongoing work;

(b) immediately deliver up any property belonging to the Client or any Client Group Company which is in its or their possession including (without limitation) any computer records, electrical equipment, keys, client lists and other documents (whether confidential or not) or any other property in its or his power, possession, custody or control;

(c) having first provided a copy of the same to the Client, immediately and irretrievably delete any information relating to the business of the Client or any Client Group Company (whether or not Confidential Information) stored on any magnetic or optical disc or memory which does not belong to the Client or to any Client Group Company and/or matters derived from such sources and which is or has been in the power, possession, custody or control of the Consultant Company or the Nominated Personnel. For the avoidance of doubt, the contact details of business contacts made during the provision of the Services are regarded as Confidential Information, and as such, must be deleted from personal social or professional networking accounts; and

(d) provide a signed statement on request from the Client that it or they have complied fully with its or their obligations under this clause 8.6.

9 STATUS OF AGREEMENT

9.1 Except as otherwise provided in this Agreement, neither party shall be entitled to assign any of its rights, or sub-contract or otherwise delegate any of its obligations, to any third party without the written consent of the other party or as permitted under the terms of this Agreement.

9.2 This Agreement constitutes a contract for the provision of services and not a contract of employment, partnership, joint venture, agency or otherwise. The relationship of the Consultant Company and the Nominated Personnel to the Client will be that of independent contractor and nothing in this Agreement shall render it (nor the Nominated Personnel) an employee, worker, agent or partner of the Client. The Consultant Company shall not at any time hold itself out as such and shall procure that the Nominated Personnel shall not hold themselves out as such.

9.3 The Consultant Company shall (and shall procure that the Nominated Personnel shall jointly and severally with the Consultant Company) indemnify and keep indemnified the Client for itself and for each Client Group Company against all actions, claims, demands, penalties, assessments, liabilities, surcharges and expenses in respect of all fees, costs, expenses, amounts, awards or contributions made against or incurred by the Client or any Client Group Company in respect of the following:

(a) Subject to clause 9.4, any income tax, National Insurance and social security contributions and any other liability, deduction, contribution, assessment or claim arising

from a determination that the Services provided under this Agreement are Deemed Employment or made in connection with either the performance of the Services or any payment or benefit received by the Nominated Personnel in respect of the Services, where recovery is not prohibited by law. This indemnity shall further extend to all reasonable costs, expenses and any penalty, fine or interest incurred or payable by the Client in connection with or in consequence of any such liability, deduction, contribution, assessment or claim;

(b) any employment-related claim or any claim based on worker status against the Client in an courts, arbitration, or mediation or any other court arising out of or in connection with the provision of the Services being deemed by an courts, arbitration, or mediation or a competent court to be an employee.

9.4 The indemnity in clause 9.3 does not apply to any income tax or national insurance contributions deducted by the client where there is Deemed Employment and the Client makes deductions from the fees due under clause 4.5 prior to payment to the Consultant Company.

9.5 The Client may satisfy the indemnity at clause 9.3 in whole or in part by way of a deduction from payments due to the Consultant Company.

10 ENTIRE AGREEMENT

10.1 This Agreement contains the entire agreement between the parties and supersedes and is in substitution of any agreements, representations or assurances between the Client and the Consultant Company and the Nominated Personnel.

10.2 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, and shall have no remedy in respect of, any representation, warranty or other statement, assurance or promise, whether made orally or in writing except as expressly provided in this Agreement.

11 ENFORCEABILITY

11.1 If any provision of this Agreement is held by a court or other competent authority to be invalid or unenforceable in whole or in part, this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision.

12 RIGHTS OF THIRD PARTIES

12.1 Except as expressly provided elsewhere in this Agreement, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

12.2 The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this agreement are not subject to the consent of any person that is not a party to this agreement.

13 GOVERNING LAW AND JURISDICTION

13.1 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales and the parties agree to submit to the exclusive jurisdiction of the courts of England and Wales.

14 VARIATION

14.1 No variation of this agreement [or of any of the documents referred to in it or attached to it] shall be valid unless it is in writing and signed by or on behalf of each of the parties.

15 COUNTERPARTS

15.1 This agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, and all the counterparts together shall constitute one and the same instrument.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by
ABUNDIA GLOBAL IMPACT GROUP LLC
acting by Joseph Gasik a director,

/s/ Joseph Gasik

Director

Signed as a deed by
PORT HOUSE CONSULTANTS LIMITED
acting by Edward Gillespie a director,

/s/ Edward Gillespie

Director